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                                                                   EXHIBIT 10.60

                             AMENDED AND RESTATED

                      Addendum to Master Equipment Lease
                             Agreement No. 25391


This Amended and Restated Addendum is attached to and made a part of that certain Master Lease Equipment Lease Agreement No. 25391 by and between Fleet Credit Corporation (the "Lessor") and Genetics Institute, Inc. (the "Lessee"), a Delaware Corporation, dated December 27, 1993 (the "Lease") and hereby supersedes that certain Addendum to the Master Equipment Lease Agreement dated December 27, 1993.

Whereas, the parties hereto desire to amend the Lease as follows:

     Section 2 is amended by substituting "1%" for "5%" in the fifth line thereof.

     Section 2 is amended by substituting "1%" for "1 1/2%" in line six thereof.

     Section 3 is amended by adding "Upon reasonable notice to Lessee" after the words "Lessor is owner" in line three thereof.

     Section 5(d) is amended by deleting said section in its entirety and replacing it with the following: "Lessee agrees to maintain the Equipment free and clear from all claims, liens, attachments, encumbrances, security interests and legal process of creditors of Lessee other than liens (i) for fees, taxes, levies, imports, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein), (ii) liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or appropriate proceedings which suspend the collection thereof (provided, however, such contest does not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein) and (iii) liens arising out of any judgments or awards rendered against Lessee which have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review;"

     Section 5 is amended by adding the following as substitution (i):
     "Lessee will agree to maintain a minimum unencumbered and unrestricted cash position of fifty million dollars
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         ($50,000,000.00 U.S.) at all times during the term of the
         Lease. In the event of a breach of the foregoing, Lessee shall within thirty days of any breach of the same, (i) cure the breach; or
         (ii) pay Lessor any and all amounts due under the Lease (see attached termination values), and any such payment shall be prior to the payment of any amounts to any other party which the Lessee has provided any similar covenants or agreements; or (iii) provide Lessor with a first priority security interest in, cash or cash equivalent collateral equal to all amounts then due under the Lease, which collateral shall be acceptable to Lessor in all respects in Lessor's sole discretion (Municipal Bonds, New York Stock Exchange Bonds and American Stock Exchange Bonds with an S and P rating AA, or better, or U.S. Treasury Bonds will not be discounted), and without in any way whatsoever limiting the generality of the foregoing, any such collateral shall be prior to Lessee's granting or pledging of any collateral of any kind whatsoever to any other third party which the Lessee has proved any similar covenants or agreements.

         Section 6 is amended by adding the following to the end of said section: "It is understood and agreed that Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against and the Lessee shall be entitled to control the defense thereof, so long as Lessee is not in default of its obligations hereunder".

         Section 7 is amended by adding the following to the end of said section: "Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be obligated to reimburse Lessor for a Tax Loss arising as a result of the occurrence of any one or more of the following events: (i) the failure of Lessor to timely and properly claim in its tax return any deductions permitted under the Modified Accelerated Cost Recovery System (the "MACRS Deductions") for the Equipment; (ii) the failure of Lessor to have sufficient taxable income to realize the benefit of any MACRS Deductions that are otherwise allowable to Lessor; (iii) a disqualifying disposition due to the sale of the Equipment by Lessor when no Event of Default, as defined in Section 8 below, has occurred".

         Section 8(a) is amended by adding the words "and such failure shall continue unremedied for a period of ten days; after the word "due".

         Section 8(f) is amended by adding the words "which exceed an aggregate outstanding balance of $200,000.00" after the word "mature".

         Section 8 is amended by adding the following to the end of said section: "Notwithstanding anything to the contrary

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         contained in this Section 8 or in the Lease, Lessor expressly acknowledges and agrees that if any or all of the common shares of Lessee are acquired by American Home Products, Inc. ("AHP"), that the Events of Default described in subparagraphs (d) and (g) of this
         Section 8 shall be deemed to not have occurred and that such Events of Default will not be implicated by or applicable to such an acquisition".

         Section 9 is amended by adding the words, ", during Lessee's normal business hours," after the words "is located" in line four thereof.

         Section 9 is amended by adding the words "unless the damage to Lessee's property was caused by the gross negligence or willful misconduct of Lessor or its Agent" after the word "possession" in line five.

         Section 9, third paragraph, line six, after the word "all" add the word "reasonable".

         Section 11 is amended by substituting the words "regular mail" with the words "certified mail return receipt requested" in line one thereof.

         Section 13, paragraph two, line one, after the word "may" add the word "reasonably".

         Section 15, is amended by substituting the words "45 days" with the words "60 days".

         Section 15, line four, after the word "deems" add the word
         "reasonably".

         Section 16 is amended by adding the words "except to the extent expressly assumed by such assignee" after the words "obligations hereunder" in line four, paragraph one.

         Section 16 is amended by adding the words "which consent shall not be unreasonably withheld" after the word "Lessor" in line two of paragraph two.

         Section 19 is amended by deleting the last sentence of paragraph two in its entirety.

Except as amended hereby, the Lease and any and all related documents shall remain in full force and effect and are hereby ratified and affirmed. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Amended and Restated Addendum conflict with





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any provisions contained in the Lease, the provisions of this Amended and
Restated Addendum shall control.


Dated as of: December 20, 1994
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Fleet Credit Corporation                   Genetics Institute, Inc.


By: /s/ Lisa D. Wardle                      By: /s/ Joseph Grimm
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Name: Lisa D. Wardle                        Name: Joseph Grimm
      -------------------------                   ------------------------

Title: Assistant Vice President             Title: Vice President
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